Exhibit 5

Troutman Pepper Locke LLP Union Trust Building, 501 Grant Street, Suite 300 Pittsburgh, PA 15219-4429 troutman.com

June 4, 2026

Ensysce Biosciences, Inc.

7946 Ivanhoe Avenue, Suite 201

La Jolla, California 92037

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ensysce Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”), and a related prospectus included in the Registration Statement (the “Prospectus”), on June 4, 2026. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of an aggregate of 1,300,0000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for resale by the selling security holders named in the Prospectus (the “Selling Securityholders”), consisting of (i) 1,280,000 shares of Common Stock that are issuable to one Selling Securityholder party pursuant to a Product Development and Commercial Manufacturing Supply Master Services Agreement, dated as of January 12, 2025, with the Company (the “Manufacture Agreement”) and (ii) 20,000 shares of common stock that are issuable over time to another Selling Securityholder based on an agreement with the Company (the “Feliciano Agreement”).

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-3 and Item 601(a) and (b)(5)(i) of Regulation S-K.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the Registration Statement, (ii) the Company’s Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and/or restated to date, (iii) the Manufacture Agreement, (iv) the Feliciano Agreement and (v) such other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, including electronic signatures, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to factual matters, we have relied upon the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company, statements made to us in discussions with the Company’s management and certificates of public officials, without independent verification of their accuracy.

We are opining as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

The Shares when issued by the Company against payment therefore in accordance with the terms of the Manufacture Agreement and Feliciano Agreement, as applicable, will be legally issued, fully paid and non-assessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP
TROUTMAN PEPPER LOCKE LLP